Exhibit 99.1 Resignation Notice from William H. Gray, dated September 20, 2019.

RESIGNATION AS THE PRESIDENT

OF

WYTEC INTERNATIONAL, INC.

A Nevada Corporation

I hereby resign as the president of Wytec International, Inc., a Nevada corporation, in order to promote Robert Merola to that position, effective September 20, 2019

/s/ William H. Gray

William H. Gray, resigning President